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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of report:  July 8, 1996
      (Date of earliest event reported)




                          NORTH EAST INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)




            Maine                        0-11184              01-0278387
(State or other jurisdiction of        (Commission         (I.R.S. Employer
 incorporation or organization)         File No.)         Identification No.)




                    482 Payne Road, Scarborough, Maine 04074
               (Address of principal executive offices) (Zip code)


Registrant's telephone number:   (207) 883-2232


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Item 5.  Other Events.

As previously reported, the Registrant on July 2, 1996 commenced a private placement of up to 1,500,000 shares of its Common Stock, at an offering price of $1.20 per share. On July 8, 1996, the Registrant decided to increase the offering price to $1.25 per share, due in part to an increase in the prevailing trading price of the Registrant's Common Stock, as reported on NASDAQ.

The Registrant has received two letters from Ballantrae Partners, L.L.C. objecting to the private placement. Ballantrae entered into a Purchase Agreement dated as of May 14, 1996 to purchase 810,000 shares of the Registrant's Common Stock from Bernard D. Gershuny. That purchase is subject to various conditions that have not yet been satisfied, including a requirement under applicable law to obtain prior regulatory approval from the Maine Bureau of Insurance and the New York Insurance Department.

Enclosed herewith are copies of Ballantrae's letters and a response from Robert
G. Schatz, President of the Registrant.


Item 7.  Financial Statements and Exhibits.

(a), (b) Not applicable.

(c) The following are filed as exhibits to this report.

99.1.  Letter dated July 2, 1996 of Murry N. Gunty to Robert G. Schatz.

99.2.  Letter dated July 8, 1996 of Murry N. Gunty to Robert G. Schatz.

99.3.  Letter dated July 9, 1996 of Robert G. Schatz to Murry N. Gunty.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                  NORTH EAST INSURANCE COMPANY


Date: July 9, 1996                 By: /s/ Graham S. Payne
                                      Graham S. Payne
                                        Treasurer and Chief
                                         Financial Officer


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

                     INDEX TO EXHIBITS

Exhibit
Number      Description                                 Page
- -------     ---------------------------------------     ----

99.1         Letter dated July 2, 1996 of Murry N.
             Gunty to Robert G. Schatz

99.2         Letter dated July 8, 1996 of Murry N.
             Gunty to Robert G. Schatz

99.3         Letter dated July 9, 1996 of Robert G.
             Schatz to Murry N. Gunty